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                                                                    EXHIBIT 23.1



                        CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the registration of 700,000 shares of common stock of Coram Healthcare Corporation for the issuance under the Coram Healthcare Corporation Employee Stock Purchase Plan of our report dated March 30, 1997, with respect to the consolidated financial statements of Coram Healthcare Corporation included in its Annual Report on Form 10-K for the year ended December 31, 1996, filed with the Securities and Exchange Commission.


                             /S/ ERNST & YOUNG LLP



Denver, Colorado
December 10, 1997